SOMERTONS, PLLC Attorneys at law	1025 Connecticut Avenue, N.W. Suite 1000 Washington, D.C. 20036 Tel: 202.459.4651 Fax: 202.478.2980 www.somertons.com

EXHIBIT 5.1

March 28, 2025

The Board of Directors Tecogen Inc.
76 Treble Cove Road
N. Billerica, MA 01862

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special securities counsel to Tecogen Inc., a Delaware corporation (“Company”), in connection with the preparation and filing, on or about March 28, 2025, by the Company of a Registration Statement on Form S-8 (“Registration Statement”) under the Securities Act of 1933, as amended (“Securities Act”). The Registration Statement covers an additional 2,607,067 shares of common stock, $.001 par value per share, of the Company (“Shares”) that may be issued pursuant to the Company’s 2006 Stock Incentive Plan (“2006 Plan”). The Company originally registered an aggregate of 4,926,732 shares of common stock for issuance under the 2006 Plan pursuant to a Registration Statement on Form S-8 (File No. 333-187928) (“Prior Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) on April 15, 2013. On or about July 22, 2013, the Company effected a 1 for 4 combination, or reverse stock split, of its shares of common stock. Following such reverse stock split and in accordance with adjustment provisions in the 2006 Plan, 1,838,750 shares were issuable pursuant to the 2006 Plan of which 1,231,583 were registered under the Prior Registration Statement. On June 14, 2014, the Company increased the number of shares of common stock issuable pursuant to the 2006 Plan from 1,838,750 to 3,838,750. On July 28, 2020, the Company filed with the SEC a Post-Effective Amendment No. 1 to, among other things, the Prior Registration Statement to include in Part I of the Prior Registration Statement, as so amended, a reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares.

We have examined the 2006 Plan, the forms of award agreements to be issued pursuant to the 2006 Plan, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, the minutes of various meetings and consents of the Company’s Board of Directors, the minutes of a meeting of stockholders, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

SOMERTONS, PLLC
The Board of Directors
Tecogen Inc.
March 28, 2025
Page | 2

In connection with the preparation of this opinion, we have reviewed such questions of law as we deemed necessary. We do not herein give any opinion with respect to the laws of any jurisdiction other than the laws of the District of Columbia, the general laws of the United States of America, Federal securities laws and the General Corporations Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing), all as in effect on the date of this opinion. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, including but not limited to, state “blue sky” laws, or to the sale or issuance thereof. Our opinion expressed herein is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for or services are provided in accordance with the 2006 Plan and award agreements issued pursuant to the 2006 Plan, will be validly issued, fully paid and non-assessable.

We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ SOMERTONS, PLLC
SOMERTONS, PLLC

cc: John K. Whiting, IV, Esq.